EXHIBIT 99.1

Delek Logistics Partners, LP 2017 Form 10-K Available on Website

BRENTWOOD, Tenn. March 1, 2018 -- Delek Logistics Partners, LP (NYSE: DKL) today announced that its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 was filed with the U.S. Securities and Exchange Commission on March 1, 2018 and can be viewed on the Partnership’s website at www.deleklogistics.com. The filing can be accessed by selecting the “SEC Filings” link.

Also, upon written request, limited partners may receive, free of charge, a printed copy of the Partnership’s Annual Report on Form 10-K, which includes audited financial statements. Requests should be communicated in writing to Delek Logistics Partners, LP, Attention: Investor Relations, at 7102 Commerce Way, Brentwood, TN 37027.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

U.S. Investor / Media Relations Contact:
Keith Johnson
Vice President of Investor Relations
615-435-1366
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